                                                                    EXHIBIT 21




                                  SUBSIDIARIES OF
                           FURR'S/BISHOP'S, INCORPORATED




Furr's/Bishop's Specialty Group, L.P. and Subsidiaries
         A Delaware limited partnership

                                                                   SCHEDULE  II

CAFETERIA OPERATORS, L.P.
-------------------------
CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
(Dollars in Thousands)
-------------------------------------------------------------------------------

                                                          Additions
                                      Balance at   Charged to      Charged to                  Balance at
                                      Beginning    Costs and       Other                       End of
Description                           of Period    Expenses        Accounts     Deductions     Period
-----------                           ----------   --------        --------     ----------     -------
YEAR ENDED DECEMBER 29, 1998
  Reserve for store closing            $  4,675    $  1,292        $      -     $  1,371 (1)   $  4,596
                                       --------    --------        --------     --------       --------
                                       --------    --------        --------     --------       --------
Allowance for doubtful
  accounts receivable                  $     29    $     (9) (2)   $      -     $      6 (3)   $     14
                                       --------    --------        --------     --------       --------
                                       --------    --------        --------     --------       --------
YEAR ENDED DECEMBER 30, 1997:
  Reserve for store closing            $  3,548    $  2,150        $    117     $  1,140       $  4,675
                                       --------    --------        --------     --------       --------
                                       --------    --------        --------     --------       --------
Allowance for doubtful
  accounts receivable                  $     20    $     12        $      -     $      3       $     29
                                       --------    --------        --------     --------       --------
                                       --------    --------        --------     --------       --------
YEAR ENDED DECEMBER 31, 1996:
  Reserve for store closing            $  5,839    $    226        $    160     $  2,677 (1)   $  3,548
                                       --------    --------        --------     --------       --------
                                       --------    --------        --------     --------       --------
Allowance for doubtful
  accounts receivable                  $     27    $     (1) (2)   $      -     $      6 (3)   $     20
                                       --------    --------        --------     --------       --------
                                       --------    --------        --------     --------       --------


(1) Includes costs and expenses incurred during the year on closed units and severance payments.
(2)  Net adjustment reflects $12 reversal of expense in 1996 and $9 in 1998.
(3)  Related asset account was written off.


                                      S-1